UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2017

Eline Entertainment Group Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-30451	88-0429856
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

224 Datura Street, West Palm Beach, FL, 33401

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (561) 257-3155

_____________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

5.01	Changes in Control of Registrant

On or about March 31, 2017, a preferred shareholder, Emmanuel Gyamfi, sold his preferred shares and transferred his control interest to Mr. Zoran Cvetojevic on all cash basis.·

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company commenced restructuring and is discussing settlement with creditors·

All past management has resigned. The interim CEO is Zoran Cvetojevic. Hugo Rubio is interim Secretary and Treasurer. Interim Investor Relations is Irene Black.

The role of interim management is to conduct a corporate turnaround strategy with companies in peril. The tenure is expected to last no longer than 180 days with typical Corporate turn around occurring 30 to 120 days.·

8.01	Other Events

Company Commenced write down and write off of non-performing projects· The Company is re-domiciling to Wyoming from Nevada. The new interim address 224 Datura Street #1015 West Palm Beach FL 33401 Tel 561 257 3155. The new email is eegi@mail.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2017

By: /s/ Zoran Cvetojevic
Name: Zoran Cvetojevic Title: Chief Executive Officer